SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   November 15, 2012

EASTERN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	000-54182	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, NJ	07726
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 600-8888

c/o Nautilus Global Partners 800 Town & Country Boulevard, Suite 420, Houston, TX 77024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2012 (the “Closing Date”), Eastern Acquisition Corporation (the “Company”), Access America Fund, L.P. (the “Seller”), and Sword Dancer, LLC (the “Purchaser”) entered into and closed a Stock Purchase Agreement (the “Agreement”), whereby the Purchaser agreed to purchase from the Seller, 781,250 ordinary shares of the Company’s capital stock, par value $0.01128 per share, (the “Shares”), representing approximately 78.3% of the issued and outstanding ordinary shares of the Company, for an aggregate purchase price of $33,334 (the “Purchase Price”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The information contained in Item 1.01 of this Report is incorporated herein by reference in its entirety in response to this Item 5.01.

As a result of the Transaction, the Purchaser acquired 78.3% of the Company’s outstanding shares of common stock from the Seller.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

(a)  Resignation of Officer

Upon the closing of the Transaction, David Richardson and Joseph Rozelle submitted resignation letters pursuant to which Mr. Richardson resigned as director and Mr. Rozelle resigned as President, Chief Financial Officer, and Director of the Company, effective as of the Closing Date. Mr. Richardson’s and Mr. Rozelle’s resignations were not the result of any disagreement with us on any matter relating to our operations, policies (including accounting or financial policies) or practices.

(b) Appointment of Directors and Officers

On the Closing Date, Gregg E. Jaclin was elected by our board of directors (the “Board”) to serve as a member of the Board. In addition, Mr. Jaclin was appointed by our Board as the Company’s President, Chief Executive Officer, Chief Financial Officer, and Secretary. The appointment of Gregg E. Jaclin as the sole member the Company’s Board and as the Company’s officer was effective immediately on the Closing Date upon the consummation of the Transaction.

A brief description of the background experience of our new officer and director is as follows:

Gregg E. Jaclin, 42

Gregg E. Jaclin is a partner at Anslow & Jaclin, LLP.  Mr. Jaclin is a securities and corporate lawyer whose practice focuses on securities, financings, mergers and acquisitions and corporate representation.  He is experienced in a wide variety of capital raising transactions representing issuers, investors and investment banks, as well as various parties in a variety of corporate, securities and financial transactions. His experience has spanned a wide variety of industries, from core manufacturing to biotech, high-tech and clean-tech, and has been both national and international in scope. He graduated from University of Maryland with a B.A. degree in government and politics and received his Juris Doctor from Cardozo Law School. He is a member of both the New York and New Jersey bars.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officer are appointed by our Board of Directors and hold office until removed by the Board of Directors.

Family Relationships

There are no family relationships between our directors and officers.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

10.1 Stock Purchase Agreement among the Company, Access America Fund, L.P. and Sword Dancer, LLC, dated as of November 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastern Acquisition Corporation

By:	/s/ Gregg E. Jaclin
Name: Gregg E. Jaclin
Title: President and Chief Executive Officer

Dated: November 16, 2012